Exhibit 99.1

Novo Integrated Sciences Signs Master Collaboration Agreement with Psychocare Health Pvt. Ltd. India

BELLEVUE, Wash., December 5, 2023 - Novo Integrated Sciences, Inc. (NASDAQ: NVOS) (the “Company” or “Novo”) proudly announces the signing of a Master Collaboration Agreement with Psychocare Health Pvt. Ltd. India (“PCHPL”). This partnership initiates a strategic initiative to introduce new products and state-of-the-art healthcare technologies to the Indian market, with plans to extend healthcare related products to the North American market.

This collaboration between Novo and PCHPL intends to strengthen and emphasize both companies’ presence in the pharmaceutical, nutraceutical, dietary, and protein-based food products industry in both India and North America. This partnership (i) includes providing Novo with access to PCHPL’s over 500 India based franchisee distributors, and (ii) provides Novo with an opportunity to integrate into PCHPL’s supply chain. This strategic move is expected to optimize manufacturing processes and enhance market access for Novo brands and products.

Robert Mattacchione, Novo’s CEO and Chairman of the Board, stated, “This partnership aligns with our mission to extend our global footprint and provide innovative healthcare solutions. With PCHPL’s impressive growth trajectory and comprehensive product range, we are confident in our combined potential for true market impact and significance.”

Mr. Supreet Singh, PCHPL’s CEO, added, “This collaboration signifies a monumental step in PCHPL’s ongoing journey to become a global healthcare player. Novo’s expertise and innovative approach will undeniably enrich our product offerings, furthering our mission to provide quality healthcare solutions worldwide.”

As per a recent report released by the International Market Analysis Research and Consulting Group (“IMARC”), the India dietary supplements market size reached 157.4 Billion (Indian Rupees, INR) in 2023 and in forecasting years (2024-2032) the IMARC report indicates the India market is expected to reach 491.4 Billion INR, exhibiting an annual growth rate of 13.49 percent.

The 3-year agreement allows for the potential for extension through mutual agreement. Initially, PCHPL and Novo are expected to launch products related to the central nervous system, gastro, and protein supplements.

About Psychocare Health Pvt. Ltd. India

Established in 2005, PCHPL has grown exponentially under the leadership of Mr. Jagdeep Singh and Mr. Supreet Singh. From its humble beginnings as Radix Pharmaceuticals, PCHPL now offers a diverse range of over 900 healthcare products, across India, including pharmaceuticals, nutraceuticals, dermatology, cosmetics and traditional medicines like Ayurveda/ Siddha/ Unani and advanced technology products.

11120 NE 2nd Street, Suite 100Bellevue, WA98004USA

Phone: (206) 617-9797

www.novointegrated.com

PCHPL has been honored with several prestigious awards, recognizing its outstanding contributions in pharmaceutical industry, which include:

●	Mr. Supreet Singh has been recognized in 40 Under 40 category of Business Outreach Magazine for Innovation and Resilience (2023)

●	MSME India Business Award for 2 consecutive years (2022 and 2023)

●	Brand Impact Award by Indian Achievers Forum (2021-22)

●	India’s Fastest growing healthcare company in Neuro and Psychiatry (CIMS Medica 2021)

PCHPL’s recent ventures include launching the e-commerce platform and an expansion into the Canadian market via Cancare Inc. With a growth rate that has multiplied 30-fold in just over a decade, PCHPL is dedicated to offering the highest quality healthcare solutions to enhance individual and community well-being through partnerships with top-tier pharmacy chains, distributors, and healthcare providers.

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, advanced therapeutics, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar: Service Networks. Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.

●	Second Pillar: Technology. Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral based healthcare services, including the patient’s home.

●	Third Pillar: Products. Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo Integrated Sciences of continued cutting-edge advancement in patient-first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, or the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David, COO & President

Novo Integrated Sciences, Inc.

chris.david@novointegrated.com

(888) 512-1195